FROHLING, HUDAK & McCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                             P.O. BOX 22888
      SUITE 200                                                 NEWARK, NJ 07101
    ROSELAND, NJ 07068                                            (201) 622-2800
      (201) 226-4600
    FAX (201) 226-0969                                          Please Reply to:
                                                                 [X] Roseland
                                                                 [ ] Newark


                                     September 3, 1998

Wallace M. Giakis, Chairman
Planet Entertainment Corp.
222 Highway 35 South
Middletown, NJ 07748

Gentlemen:

         We have reviewed all pertinent corporate documents and materials required to be reviewed in connection with the status of the shares of common stock (the "Shares") of the Company being registered with the U.S. Securities and Exchange Commission on September 23, 1998 pursuant to Section 12(g) of the Securities Exchange Act of 1934 on Form 10-SB (the "Registration Statement") and in connection therewith render the following opinion:

         (a) All the Shares being registered pursuant to the Registration Statement have been validly issued, are outstanding and are non-assessable.

         (b) All corporate action required to be taken by the Company in connection with the registration of the Shares has been taken.


                                    Very truly yours,


                                /s/ FROHLING HUDAK & McCARTHY P.C.
                                ------------------------------------------
                                    FROHLING HUDAK & McCARTHY P.C.